EXHIBIT 107

Calculation of Filing Fee Tables

Amendment No. 1

To

Form S-3

(Form Type)

AcelRx Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	—	—	—	—	—	—	—	—	—	—	—	—
Fees Previously Paid	Equity	Common Stock, par value $0.001 per share	Other	11,017,058(1)	$0.26(2)	$2,864,436	$0.0000927	$266(3)	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—
	Total Offering Amounts					$2,864,436		$266(3)
	Total Fees Previously Paid							$266(3)
	Total Fee Offsets							—
	Net Fee Due							—

(1)

Consists of up to 11,017,058 shares of the Registrant’s common stock registered for resale by the selling securityholders named in this registration statement, consisting of (i) 9,009,538 shares of the Registrant’s common stock issued to the selling stockholders, (ii) 1,396,526 shares of the Registrant’s common stock to be held back to satisfy any potential indemnification and other obligations of Lowell Therapeutics, Inc., a Delaware corporation, and its securityholders and (iii) 610,994 shares of the Registrant’s common stock issued to Maxim Partners LLC.

(2)

Estimated solely for the purposes of calculating the registration fee. Pursuant to Rule 457(c) under the Securities Act, the registration fee has been calculated based upon the average of the high and low prices, as reported by The Nasdaq Global Market, for shares of the Registrant’s common stock on April 11, 2022.

(3)	The registration fee was previously paid by the Registrant in connection with the prior filing of the Registration Statement on Form S-3 (File No. 333-269326).